UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market, LLC

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 24, 2019, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) approved, and the Company’s wholly owned subsidiary, EagleBank (the “Bank”), entered into, a Second Amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of January 31, 2017, between EagleBank and Susan G. Riel (the “Agreement”), to reflect her previously announced appointment to the Position of President and Chief Executive Officer of the Company and Bank, and related changes in her compensation reflective of her promotion and increased responsibilities.

Pursuant to the Amendment, Ms. Riel’s base annual salary for 2019, retroactive to March 21, 2019, is increased to $725,000.  Ms. Riel is also entitled to a car allowance of $1,500 per month. Under the Agreement, as amended by the Amendment, the term of Ms. Riel’s employment is extended until August 31, 2021 (the “Initial Term”), and the term shall automatically be extended for a period of one year at the conclusion of the Initial Term, and again extended at the conclusion of each successive one year period thereafter (each such one year period a “Renewal Term”), unless either the Bank or Ms. Riel terminates the Agreement as of the end of the end of the Initial Term or a Renewal Term by giving written notice of intent not to renew, delivered at least sixty (60) days prior to the end of the Initial Term or applicable Renewal Term; or the Agreement is terminated prior to the end of the Initial Term or a Renewal Term, as applicable, in accordance with the provisions of the Agreement.  Under the Agreement, as amended by the Amendment, Ms. Riel is also entitled to one year of salary continuation, at the then current rate, if she terminates the Agreement based upon her Retirement (as defined in the Amendment), effective on or after June 30, 2021, and subject to her compliance with the noncompetition and nonsolicitation provisions of the Agreement.  Except as revised by the Amendment, the terms and provisions of the Agreement remain in full force and effect.

A copy of the Amendment is included as Exhibit 10.1 to this report.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
10.1	Second Amendment to Amended and Restated Employment Agreement between EagleBank and Susan G. Riel, dat4ed as of May 24, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Susan G. Riel
Susan G. Riel
President and Chief Executive Officer

Dated: May 24, 2019